Exhibit 99.1

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Contact:	Dolph Baker, Chairman, President and CEO
Timothy A. Dawson, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS ANNOUNCES TWO-FOR-ONE STOCK SPLIT

JACKSON, Miss. (October 3, 2014)   Cal-Maine Foods, Inc. (NASDAQ:CALM) today announced that its Board of Directors has approved a two-for-one stock split for shares of the Company’s common stock and Class A common stock, to be effected via a stock dividend.  Shareholders will receive one share of stock for each share they hold.    The new shares will be distributed on October 31, 2014, to shareholders of record at the close of business on October 17, 2014.

On July 25, 2014, the Board of Directors recommended to the shareholders of the Company that its Amended Certificate of Incorporation be amended to provide for sufficient authorized shares to facilitate a two-for-one split.  At the Company’s annual meeting of shareholders held today in Jackson, Mississippi, shareholders approved the amendment to increase the number of authorized shares of $0.01 par value common stock to 120,000,000 from 60,000,000 and increase the number of authorized shares of $0.01 par value Class A common stock to 4,800,000 from 2,400,000.  The Company will continue to pay dividends on all common shares and Class A common shares pursuant to Cal-Maine Foods’ variable dividend policy.

Dolph Baker, chairman, president and chief executive officer of Cal-Maine Foods, Inc., stated, "We believe the Board’s action to implement a stock split reflects its confidence in Cal-Maine Foods’ prospects for further growth.  We expect the stock split will expand the distribution and enhance the market liquidity of the Company’s shares and serve to benefit both our current and future shareholders.”

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs.  The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control.  The factors that could cause actual results to differ materially from those projected in the forward‑looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com.  Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate.  Further, the forward‑looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof.  Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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